UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2026

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 964-0096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2026, the Board of Directors (the “Board”) of Gartner, Inc. (the “Company”) appointed Daniela Rus and Edward Bousa to the Board, effective immediately. With the additions of Professor Rus and Mr. Bousa, the Board expands to 13 directors, 12 of whom are independent. In connection with their appointments, the Board also appointed Professor Rus to the Governance Committee and Mr. Bousa to the Audit Committee.

Professor Rus, age 62, has more than three decades of experience in senior academic and research leadership in the fields of computer science, robotics, machine learning, and artificial intelligence. She has served as a professor at the Massachusetts Institute of Technology (“MIT”) since 2004, where she currently holds several positions, including MIT Panasonic Professor of Electrical Engineering and Computer Science since 2025, and Director of the Computer Science and Artificial Intelligence Laboratory ("CSAIL") since 2012. From 2019 to 2022, she served as Deputy Dean of Research for the Schwarzman College of Computing at MIT. Prior to joining MIT, she was a professor in the Computer Science Department at Dartmouth College from 1994 to 2004.

Professor Rus has served as a member of the board of directors of Symbotic Inc., a public technology company offering robotics and software solutions for warehouse automation, since March 2023, and is a member of Symbotic’s Compensation Committee.

Mr. Bousa, age 67, has more than three decades of experience in senior leadership roles in the mutual fund industry as an investment professional. Mr. Bousa was most recently Partner and Team Leader of Quality Value Equity Investment Strategies at Wellington Management Company LLC, a leading global investment management firm, from 2005 until his retirement in June 2020, after initially joining the firm in 2000. In this role, he led a global investment team as the team’s equity assets under management grew from $20 billion in 2003 to $90 billion prior to his retirement. Prior to Wellington Management, Mr. Bousa served as a vice president and portfolio manager at Putnam Investments, LLC from 1992 to 2000, and as an equity research analyst and portfolio manager at Fidelity Investments, Inc. from 1983 to 1992. Mr. Bousa began his career as a commodity merchant at Louis Dreyfus Corporation from 1980 to 1982.

Mr. Bousa has served as a director of Omnicell, Inc., a leading provider of an integrated suite of clinical infrastructure and workflow automation since July 2021. He has also served as a director of Corebridge Financial, Inc., one of the largest providers of retirement solutions and insurance products in the United States since August 2024, and is a member of its Audit and Compensation Committees. He previously served as a director of Azenta, Inc., a leading global provider of biological and chemical compound sample exploration and management solutions for the life sciences industry, from January 2024 until January 2025, and was a member of its Audit and Environmental, Social and Governance Committees.

As directors, Professor Rus and Mr. Bousa will each receive the same compensation as the Company’s other non-employee directors, prorated based on date of appointment. The compensation program is described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 15, 2025.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 29, 2026.

104	Cover Page for Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: January 29, 2026	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer